UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 23, 2004

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17872 Cartwright Road

Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 399-4500

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2004, Quantum Fuel Systems Technologies Worldwide Inc., a Delaware corporation (“Quantum”), Quake Sub Inc., an Indiana corporation and a wholly-owned subsidiary of Quantum (“Merger Sub”) and Starcraft Corporation, an Indiana corporation (“Starcraft”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Starcraft, with Starcraft continuing as the surviving corporation and a wholly-owned subsidiary of Quantum (the “Merger”). The Quantum Board of Directors has unanimously approved the Merger and the Merger Agreement and has recommended that the Quantum stockholders approve the issuance of shares of Quantum common stock in the Merger.

In connection with the Merger, each share of Starcraft common stock that is outstanding at the effective time of the Merger (the “Effective Time”) will be converted into the right to receive 2.341 shares of Quantum common stock (the “Exchange Ratio”). Each outstanding option to purchase a share of Starcraft common stock (a “Starcraft Stock Option”) will be either (i) converted at the Effective Time into an option to acquire 2.341 shares of Quantum common stock, at an exercise price equal to the Starcraft Stock Option exercise price divided by 2.341, or (ii) canceled in exchange for a payment of the difference between $15.61 and the exercise price of the vested Starcraft Stock Option. Holders of interests in Starcraft’s directors’ share plan will receive $15.61 per share, and their interests in the plan will terminate. On November 23, 2004, there were 8,968,691 shares of Starcraft common stock outstanding, of which 814,030 shares were subject to outstanding and vested Starcraft Stock Options and 28,074 shares were subject to directors’ share plan rights.

Starcraft’s 8.5% Convertible Subordinated Promissory Notes due July 1, 2009, in aggregate principal amount of $15,000,000, will be convertible into Quantum common stock after the Merger, based on the applicable conversion price of the Notes, as adjusted for the Exchange Ratio.

The completion of the Merger is subject to various customary conditions, including the approval of the Quantum stockholders and Starcraft shareholders and the expiration of the applicable waiting period under the Hart-Scott-Rodino Act. If Quantum’s daily volume weighted average share price on applicable measurement dates following Starcraft’s shareholders’ meeting is less than $5.00 per share, Starcraft can terminate the Merger Agreement unless Quantum chooses, at its option, to increase the Exchange Ratio as further described in the Merger Agreement.

Four of Starcraft’s largest shareholders, who collectively represent approximately 51.3% of Starcraft’s outstanding common stock, have entered into voting agreements with Quantum pursuant to which they have agreed to vote their Starcraft shares in favor of the Merger. General Motors, Quantum’s largest stockholder, owning 14.2% of Quantum’s outstanding common stock (11.4% of the outstanding voting power), has entered into a voting agreement with Starcraft agreeing to vote in favor of the transaction. The Merger is intended to qualify as a reorganization for federal income tax purposes.

2

The foregoing description of the Merger and the Merger Agreement is not a complete description of the terms of the Merger and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. Quantum issued a press release on November 23, 2004 announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Quantum intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Quantum and Starcraft and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the stockholders of Quantum and Starcraft. Investors and securityholders of Quantum and Starcraft are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Quantum, Starcraft and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Quantum or Starcraft with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Quantum by contacting Cathy Johnston at cjohnston@qtww.com or via telephone at (949) 399-4548. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Quantum, Starcraft and their respective directors, executive officers and members of management and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Starcraft and Quantum in favor of the proposed transaction. Information about persons who may be considered participants in the solicitation of the stockholders of Quantum and Starcraft under the rules of the Commission and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

In addition to the Registration Statement, Quantum and Starcraft file annual, quarterly, and special reports, proxy statements and other information with the Commission. You may obtain copies of any reports, statements, or other information filed by Quantum or Starcraft at the Commission’s website or public reference rooms. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

2.1*	Agreement and Plan of Merger, by and among Quantum Fuel Systems Technologies Worldwide, Inc., Quake Sub, Inc. and Starcraft Corporation, dated November 23, 2004.

99.1	Press Release, dated November 23, 2004.

*	Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Quantum will furnish supplementally a copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: November 23, 2004	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, by and among Quantum Fuel Systems Technologies Worldwide, Inc., Quake Sub, Inc. and Starcraft Corporation, dated November 23, 2004.

99.1	Press Release, dated November 23, 2004.